Exhibit 1.10

AMENDED AND RESTATED

SELLING AGENT AGREEMENT

by and among

Bank of America Corporation

and the

Agents named herein

[            ], 2015

[            ], 2015

To the Agents listed on

the signature page hereto.

Bank of America Corporation, a Delaware corporation (the “Company”), proposes to issue and sell from time to time in the manner contemplated by this Agreement its Bank of America Corporation InterNotes® due nine months or more from date of issue (the “Notes”). The Notes may be Senior Notes or Subordinated Notes. The Senior Notes are to be issued pursuant to an amended and restated indenture dated as of July 1, 2001, as amended or supplemented to the date hereof, between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Senior Trustee”), as successor trustee to The Bank of New York (the “Senior Indenture”). The Subordinated Notes are to be issued pursuant to an amended and restated indenture dated as of July 1, 2001, as amended or supplemented to the date hereof, between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Subordinated Trustee”), as successor trustee to The Bank of New York (the “Subordinated Indenture”). The Notes initially will be evidenced by one or more Master Notes (each, a “Master Note”), each of which may evidence multiple tranches of Notes with different terms and conditions. The Senior Trustee and the Subordinated Trustee are collectively referred to herein as the “Trustee,” and the Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indentures.” The terms of the Notes are described in the Prospectus referred to below.

The parties to this Amended and Restated Selling Agent Agreement (the “Agreement”) entered into an Amended and Restated Selling Agent Agreement, dated July 16, 2014, and now wish to further amend and restate such agreement as provided herein.

Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as agent of the Company (each, an “Agent” and collectively, the “Agents”) for the purpose of soliciting offers to purchase the Notes, and each of you hereby agree to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with Incapital LLC (the “Purchasing Agent”) and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers (the “Selected Dealers”), each of whom will purchase as principal. The Company reserves the right to enter into agreements substantially identical hereto with other agents and to offer and sell the Notes directly on its own behalf.

SECTION I. Introduction.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-202354), as amended on or prior to the date hereof, relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “1933 Act”). Such registration statement, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act or pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “Exchange Act”), at each time of effectiveness, including all documents incorporated therein by reference, as from time to time amended or supplemented, is referred to herein as the “Registration Statement.” The term “Base Prospectus” shall refer to a prospectus for the offering of the Notes filed as part of the Registration Statement, together with any amendment or supplement thereto, but not including any Pricing Supplement (as defined below), any preliminary pricing supplement or any free writing prospectus (as such term is used in Rule 405 under the Securities Act). The term “Prospectus” shall refer to the Base Prospectus, together with the applicable Pricing Supplement. Any preliminary pricing supplement to the Base Prospectus that describes an issuance of the Notes and the offering thereof and that is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary Pricing Supplement.” The Registration Statement has become effective, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations thereunder, the “Trust Indenture Act”). All references in this Agreement to the Registration Statement, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

SECTION II. Conditions of Obligations.

The obligations of the Agents hereunder to solicit offers to purchase Notes or to purchase Notes as principal or otherwise shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the applicable Settlement Date (as defined below) (including the filing of any document incorporated by reference therein), as of the applicable Time of Acceptance (as defined below) and as of the applicable Initial Sale Time (as defined below), to the accuracy of the statements of the Company’s officers made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions.

(a) No Stop Order; No Objection from the Financial Industry Regulatory Authority Inc. (“FINRA”). For the period from and after the date of this Agreement and on or prior to the applicable Settlement Date:

(i) No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the SEC.

(ii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements that have not been resolved following good faith discussions between the Company and the applicable Agents.

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(b) Pricing Supplement. Prior to the applicable Settlement Date, (i) the Company shall have filed the applicable Pricing Supplement with the SEC in the manner and within the time period required by Rule 424(b) under the 1933 Act and (ii) the final term sheet (if required by Section III(g) hereof) and any other Company Free Writing Prospectus (as defined herein) required to be filed by the Company with respect to the applicable Notes pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings under such Rule 433 or, if applicable, in accordance with Rule 164(b) under the 1933 Act.

(c) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

(1) Opinion of Company Counsel. The opinion of McGuireWoods LLP, counsel for the Company, to the effect of paragraphs (i) and (v) through (xiii) below, and the opinion of the General Counsel to the Company (or such other attorney, reasonably acceptable to counsel to the Agents, who exercises general supervision or review in connection with a particular securities law matter for the Company), to the effect of paragraphs (ii) through (iv) below:

(i) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Bank of America, N. A. (the “Principal Subsidiary Bank”) is a national banking association formed under the laws of the United States of America and authorized thereunder to transact business;

(ii) Each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business as a foreign corporation in each jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed;

(iii) All the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors’ qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances;

(iv) Such counsel is without knowledge that there is (a) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company or any of its subsidiaries, required to be disclosed in the Registration Statement or the Prospectus which is omitted or not adequately disclosed therein,

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or (b) any contract or other document required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not so described or filed as required;

(v) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy;

(vi) Each of the Indentures has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy;

(vii) The Notes have been duly authorized and, when the terms of the Notes have been established, the Notes have been completed, executed, authenticated and delivered and the applicable Trustee has made an appropriate entry on Schedule 1 to the applicable Master Note identifying the Notes as supplemental obligations thereunder (in accordance with the provisions of the applicable Indenture, the applicable resolutions of the board of directors of the Company or of any committee of, or duly authorized and appointed by, the board of directors of the Company, this Agreement and the instructions of the Company, as applicable) and the Notes have been delivered against payment of the consideration therefor, the Notes will constitute legal, valid and binding obligations of the Company up to the maximum amount authorized for issuance entitled to the benefits of such Indenture, and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy;

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(viii) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued, and such counsel is without knowledge that any proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than (a) the financial statements, supporting schedules, footnotes and other financial, accounting and statistical information contained or incorporated by reference therein, as to which such counsel expresses no opinion, and (b) that part of the Registration Statement which constitutes the Forms T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the Exchange Act, the Trust Indenture Act, and the respective rules and regulations thereunder;

(ix) The forms of Note attached to the Secretary’s Certificate delivered to the Agents conform in all material respects to the descriptions thereof contained in the Prospectus;

(x) Each of the Senior Indenture and the Subordinated Indenture conforms in all material respects to the descriptions thereof contained in the Prospectus;

(xi) None of the issuance and sale of the Notes, the consummation of any other of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will conflict with, result in a breach of or constitute a default under (a) the Company’s Amended and Restated Certificate of Incorporation or the Bylaws, each as amended to date, (b) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound or (c) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank;

(xii) No consent, approval, authorization or order of any court or governmental agency or body in the United States of America (the “United States”) is necessary or required on behalf of the Company for the consummation of the transactions contemplated herein, except (a) such as have been obtained under the 1933 Act and (b) such as may be required under blue sky, state securities or insurance or similar laws of the United States in connection with your purchase and distribution of the Notes and such other approvals (specified in such opinion) as have been obtained; and

(xiii) Such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have been exercised or which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement.

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In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of North Carolina and New York, the United States, or the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon counsel for the Agents or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agents; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

In rendering such opinion, but without opining in connection therewith, such counsel also shall state that, although such counsel expresses no view as to portions of the Registration Statement or Prospectus consisting of financial statements, supporting schedules, footnotes and other financial, accounting and statistical information, and that part of the Registration Statement which constitutes the Forms T-1, and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the remaining portions of the Registration Statement or the Prospectus or any amendment or supplement thereto (other than as stated in (ix) and (x) above), nothing has come to the attention of such counsel that has caused it to believe that the remaining portions of the Registration Statement or any amendment thereto, insofar as it relates to the offering of the Notes, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the remaining portions of the Prospectus, as amended or supplemented, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2) Opinion of Counsel to the Selling Agents. The opinion of Morrison & Foerster LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (v) through (x), inclusive, above.

In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the United States or the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon counsel for the Company or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Company; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

In rendering such opinion, but without opining in connection therewith, such counsel also shall state that although it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, or Prospectus or any amendment or supplement thereto (other than as stated in (ix) and (x) above), it has participated in reviews and discussions in connection with the preparation of the Registration Statement

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and Prospectus (the documents incorporated by reference having been prepared and filed by the Company without its participation), and in the course of such reviews and discussions, nothing has come to its attention which would lead it to believe that (i) the Registration Statement, at each time of effectiveness or as of the date of such opinion, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus, as of its date, at the time it was filed with the SEC pursuant to Rule 424(b) under the 1933 Act or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not comment with respect to (a) the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement, the Disclosure Package (as defined below) or the Prospectus, and (b) that part of the Registration Statement which constitutes the Forms T-1.

(d) Officer’s Certificate. On the date hereof, the Agents shall have received a certificate of the Company, signed by the Treasurer, any Senior or other Vice President, any Managing Director, any Director – Corporate Treasury or any other officer of the Company duly authorized by the Company’s board of directors or a committee of, or authorized by, the board of directors to act in connection with the issuance and sale of the Notes, dated as of the date hereof, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and is without knowledge that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus, (ii) the representations and warranties of the Company contained in this Agreement are not true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iv) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the SEC and (v) any litigation or proceeding is pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way affects the validity of the Notes.

(e) Comfort Letter. On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

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(ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and incorporated by reference in the Registration Statement and certain financial information contained in or incorporated by reference into the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act with respect to registration statements on Form S-3 and the Exchange Act.

(iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(A) Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors of its subsidiaries as set forth in the minute books through a specified date not more than five (5) business days prior to the date of delivery of such letter;

(B) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

(C) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act;

(2) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

(3) (A) at the date of the latest available interim financial data and at the specified date not more than five (5) business days prior to the date of the

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delivery of such letter, there was any change in the common stock and additional paid-in capital, preferred stock or consolidated long-term debt of the Company and its subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (B) for the period from the date of the latest available financial data to a specified date not more than five (5) business days prior to the delivery of such letter, there was any change in the common stock and additional paid-in capital, preferred stock or consolidated long-term debt of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or, in the case of each of (A) and (B), PricewaterhouseCoopers shall state any specific changes or decreases.

(iv) The letter shall also state that PricewaterhouseCoopers has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents and agreed to by PricewaterhouseCoopers, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(v) If such letter or letters are delivered to an Agent as a condition to closing in an offering of Notes that such Agent has agreed to purchase as principal, subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the applicable Disclosure Package, there shall not have been (I) any change or decrease specified in such letter or letters or (II) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (I) or (II) above, is, in the judgment of the applicable Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of such Notes.

(f) Other Documents. On the date hereof and on each Settlement Date (as defined herein) with respect to any purchase of Notes by the Purchasing Agent, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.

(g) No Material Misstatements or Omissions. There shall not have come to the attention of the Purchasing Agent or any Agent purchasing Notes as principal, any facts that would cause such Agent to believe that any Disclosure Package, including any Agent Represented Limited-Use Free Writing Prospectus (as defined below), at the Initial Sale Time

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with respect to the Notes to be issued, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any condition specified in this Section II shall not have been fulfilled in all material respects when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and their counsel, this Agreement and all obligations of the Agents may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section III(k) hereof, the indemnity and contribution agreements set forth in Section VIII hereof, the provisions concerning payment of expenses under Section XIII hereof, the provisions concerning the survival of the representations, warranties and agreements set forth in Section VI(c) hereof and the provisions regarding parties set forth under Section XI hereof shall remain in effect.

The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date. Further, if specifically called for by any written agreement by the Purchasing Agent, including a Terms Agreement, to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in Sections II(a), (b), (c), (d) and (e) hereof, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date (and any documents delivered pursuant to this paragraph shall address any applicable Disclosure Package).

SECTION III. Covenants of the Company.

In further consideration of your agreements herein contained, the Company covenants as follows:

(a) Notice of Certain Events. The Company will notify the Agents immediately of (i) the filing or effectiveness of any amendment to the Registration Statement, (ii) the filing of any supplement to the Prospectus (including any Company Free Writing Prospectus) or any document to be filed pursuant to the Exchange Act which will be incorporated by reference in the Prospectus (other than documents available via EDGAR), (iii) the receipt of any comments from the SEC with respect to the Registration Statement, the Prospectus or any Disclosure Package (other than comments with respect to a document filed with the SEC pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement and the Prospectus), (iv) any request by the SEC for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or any Disclosure Package or for additional information relating thereto (other than such a request with respect to a document filed with the

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SEC pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement and the Prospectus), (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction as described in Section III(l) hereof or the initiation or threatening of any proceeding for such purpose, and (vi) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Notice of Certain Proposed Filings. The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the applicable Disclosure Package (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the SEC pursuant to the Exchange Act) and, upon request, will furnish the Agents with copies of each such proposed registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, for review, and will not file or use any such proposed registration statement or amendment or supplement in a form as to which the Agents or counsel to the Agents reasonably object.

(c) Copies of the Registration Statement and the Prospectus and Exchange Act Filings. The Company will deliver to the Agents without charge, as many signed and conformed copies of (i) the Indentures, (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus and any preliminary Pricing Supplement (each as amended or supplemented) or any Company Free Writing Prospectus as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the 1933 Act. Upon request, the Company will furnish to the Agents a paper copy of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the SEC pursuant to the Exchange Act as soon as practicable after the filing thereof, if such documents are not then publicly available on a website or other electronic system maintained by the SEC.

(d) Registration Statement Renewal Deadline. If, immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes purchased as principal remain unsold by the Agents, the Company will file, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the applicable Notes, and will use its best efforts to cause such registration statement to be declared effective within sixty (60) days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of such Notes to continue as contemplated in the expired registration statement relating to such Notes. References in this Agreement to the Registration Statement shall include such new shelf registration statement.

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(e) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement (and any applicable Terms Agreement), a Pricing Supplement with respect to such Notes substantially in one of the forms attached as Exhibit D or in such other form previously agreed upon by the Purchasing Agent and the Company (each, a “Pricing Supplement”) and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act (i) in preliminary form on the date on which the proposed pricing information for any Notes are posted on the InterNotes® website maintained by the Purchasing Agent and (ii) in final form not later than the close of business on the second business day following the date the applicable Notes are sold. If an Agent has advised the Company that such Agent is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the 1933 Act set forth in Rule 172 under the 1933 Act, and the Company is unable to file the applicable Pricing Supplement within the time period specified in the previous sentence, the Company shall file such Pricing Supplement as soon as practicable thereafter, as contemplated by Rule 172(c)(3) under the 1933 Act.

(f) Revisions of Prospectus – Material Changes. Except as otherwise provided in Section III(p) hereof, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus or any Disclosure Package in order that the Prospectus or any Disclosure Package will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time such statements were made, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Disclosure Package in order to comply with the requirements of the 1933 Act, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in the Agent’s capacity as agent (and, if so notified, such Agent shall promptly cease such solicitation), to cease sales of any Notes the Agent may then own as principal, and to terminate any purchase contracts for the Notes, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the 1933 Act or otherwise (including, if consented to by the Agents, by means of a Company Free Writing Prospectus), as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus and the applicable Disclosure Package comply with such requirements.

(g) Permitted Free Writing Prospectuses. (i) The Company represents and agrees that, unless it obtains the prior consent of the Purchasing Agent, and each Agent represents and agrees that, unless it obtains the prior written consent of the Company and the Purchasing Agent, it will not make any offer relating to the Notes that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC or retained by the Company under Rule 433 under the 1933 Act, provided that the prior consent of the Purchasing Agent shall be deemed to have been given in respect of each Company Free Writing Prospectus containing the final terms of a series of Notes included in the applicable final term sheet. Any such free writing prospectus consented to by the Company and the Purchasing Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” Unless otherwise agreed by the Company and the Purchasing Agent, the Company (A) has treated and will treat, as the case may be, each

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Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of the contents thereof, timely filing with the SEC, where required, legending and record keeping. The Company consents to the use by any Agent of a free writing prospectus that (1) is not an “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act, and (2) complies with the requirements of Rules 164 and 433 under the 1933 Act and contains only (x) information describing the preliminary terms of the Notes or their offering or (y) information permitted by Rule 134 under the 1933 Act. The prior sentence shall not limit any of the Company’s obligations under paragraph (f) above.

(ii) The Company and each Agent acknowledge that the parties hereto may formulate from time to time written policies governing free writing prospectuses that vary and differ from the provisions of this Section III(g). Such written policies may be applicable to one or more issuances of Notes, and may relate to, without limitation, (A) the obligations of the Company and the Agents for filing free writing prospectuses with the SEC, (B) procedures for the preparation, review and use of free writing prospectuses, (C) the Agent’s preparation and distribution of free writing prospectuses that are not subject to the filing requirements of Rule 433(d)(1)(ii) under the 1933 Act (an “Agent Represented Limited-Use Free Writing Prospectus”), (D) whether the use of any free writing prospectus shall be conditioned upon the delivery of a legal opinion from counsel to the Company and/or the Agents and (E) any other related matters as the Company may agree from time to time with one or more of the Agents.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in each of the Prospectus and the applicable Disclosure Package.

(i) Prospectus Revisions – Periodic Financial Information. Except as otherwise provided in Section III(p) hereof, within twenty-four hours of release to the general public of interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish promptly such information to the Agents (if the documents containing such information are not then publicly available on a website or other electronic system maintained by the SEC).

(j) Prospectus Revisions – Audited Financial Information. Except as otherwise provided in Section III(p) hereof, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Agents (if the documents containing such information are not then publicly available on a website or other electronic system maintained by the SEC).

(k) Earnings Statements. The Company will make generally available to its security holders, as soon as practicable, but not later than sixty (60) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act), which need not be audited, covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

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(l) Blue Sky Qualification. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(m) Exchange Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(n) Listing. (i) The Company will use its reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes as the Company and the Purchasing Agent agree to be accepted for listing on any stock exchange (each, a “Stock Exchange”), in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to qualify Notes for listing on a Stock Exchange, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

(ii) So long as any Note remains outstanding and listed on a Stock Exchange, if either (A) there is a significant change affecting any matter described in the Prospectus the inclusion of which was required by applicable law, the listing rules and regulations of such Stock Exchange on which any Notes are listed (the “Listing Rules”), or by such Stock Exchange or (B) a significant new matter arises the inclusion of information with respect to which would have been so required if it had arisen when the Prospectus was prepared, the Company will provide to the Purchasing Agent information about the change or matter, publish such supplementary Prospectus as may be required by such Stock Exchange and otherwise comply with applicable law and the Listing Rules in that regard.

(iii) The Company will use reasonable efforts to comply with any undertakings given by it from time to time to any Stock Exchange on which any Notes are listed.

(o) Notice of Delisting. The Company will notify the Purchasing Agent promptly in writing in the event that the Company does not have a security listed on the New York Stock Exchange.

(p) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of Sections III(f), (i) or (j) hereof or the provisions of Sections VII(b), (c) and

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(d) hereof during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

SECTION IV. Solicitations of Offers to Purchase; Administrative Procedures.

(a) The Agents agree to use their reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein, in the applicable Disclosure Package and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation, the Agents will use the Prospectus as then amended or supplemented (together with any preliminary Pricing Supplement for a series of Notes, if applicable) which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. The Company shall timely deliver notice to the Agents of its decision to suspend solicitations. Upon receipt of instructions (which may be given orally) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed.

Unless otherwise instructed by the Company or specified in the applicable Terms Agreement or Pricing Supplement, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by the Agent. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in an amount to be agreed between the Company and the Purchasing Agent at the time of the sale of Notes. In the absence of such an agreement, such concession will be in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit A hereto (the “Concession”); provided, however, that the Company and the Purchasing Agent also may agree to a Concession greater than or less than the percentages set forth on Exhibit A hereto. The actual aggregate Concession with respect to each series of Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

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Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

(b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents.

(c) The Company, the Purchasing Agent and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Notes (i) are being offered for sale in the United States only, (ii) are not savings accounts, deposits or other obligations of the Principal Subsidiary Bank or any other banking affiliate of the Company, (iii) are not guaranteed by the Principal Subsidiary Bank or any other banking affiliate of the Company and (iv) are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

SECTION V. Terms Agreement.

Each sale of Notes shall be made in accordance with the terms of this Agreement, the Procedures and a separate agreement substantially in one of the forms attached as Exhibit C or such other form as may be agreed upon by the Company and the Purchasing Agent (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the date and place of delivery of and payment for such Notes (the “Settlement Date”), whether the Notes provide for a Survivor’s Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements, each of which shall be substantially in one of the forms attached as Exhibit C or such other form as may be agreed upon by the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

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SECTION VI. Representations and Warranties

(a) The Company represents and warrants to the Agents as of the date hereof, as of the time of each Terms Agreement and each acceptance (the “Time of Acceptance”) by the Company of an offer for the purchase of Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of the applicable Initial Sale Time, as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or furnished solely for the purpose of disclosure under Item 2.02 or Item 7.01 thereof or exhibits furnished pursuant to Item 9.01 thereof) (each of the times referenced above, being referred to herein as a “Representation Date”) as follows:

(i) The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the SEC the Registration Statement, which has been declared effective. The Registration Statement meets the requirements of Rule 415(a)(1) under the 1933 Act and complies in all other material respects with such Rule 415(a)(1).

(ii) (A) the Registration Statement, as amended or supplemented, the Prospectus and the applicable Indenture will comply in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act and the Exchange Act and the respective rules and regulations thereunder, (B) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees or (y) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for inclusion in the Registration Statement and the Prospectus. The SEC has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary Pricing Supplement or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose.

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(iii) As of the Initial Sale Time with respect to each offering of Notes, the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements contained in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Agent, for purposes of this Agreement, consists of the information described as such in Section VIII(b) hereof (which information may appear in one or more sections of the items included in the Disclosure Package or a Pricing Supplement). The term “Disclosure Package” shall mean, as to any offering of Notes, (i) the Base Prospectus, (ii) any preliminary Pricing Supplement, as amended or supplemented, (iii) the “issuer free writing prospectuses” as defined in Rule 433 under the 1933 Act (each, a “Company Free Writing Prospectus”), if any, used in connection with such offering, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. “Initial Sale Time” means, with respect to each offering of Notes, the time after the Time of Acceptance as to such Notes and immediately prior to an Agent’s initial entry into contracts with investors for the sale of such Notes, which such times shall be recorded by the Agent and furnished to the Company, and deemed to be part of the applicable Terms Agreement.

(iv) Each Company Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the particular series of Notes or until the earlier date that the Company notifies the Agents as described in the next sentence, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein, the Prospectus, any preliminary Pricing Supplement or any Pricing Supplement that has not been superseded or modified. If at any time following issuance of a Company Free Writing Prospectus and prior to completion of the public offer and sale of the particular series of Notes there occurs an event or development as a result of which such Company Free Writing Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Agents so that any use of such Company Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Company Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Agent specifically for use therein.

(v) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba; provided, however, that in the event that such

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Section 517.075 shall be repealed, or amended such that issuers shall no longer be required to disclose in prospectuses information regarding business activities in Cuba or that a broker, dealer or agent shall no longer be required to obtain a statement from issuers regarding such compliance, then this representation and agreement shall be of no further force and effect.

(vi) The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and, when read together with the other information in the Prospectus and the applicable Disclosure Package, at the date hereof, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii) The Company has not distributed and will not distribute, prior to the later of the Settlement Date and the completion of the Agents’ distribution of any Notes issued hereunder, any offering material in connection with the offering and sale of those Notes other than the Prospectus, any preliminary Pricing Supplement, the Pricing Supplement, and any Company Free Writing Prospectus reviewed and consented to by the Purchasing Agent.

(viii) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by the Agents, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained herein may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers and to the application of principles of public policy.

(ix) Each Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the applicable Trustee, constitutes a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy; as of the time any Notes are issued and sold hereunder, the Notes

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will have been duly authorized and, when the applicable Master Note has been executed and authenticated in accordance with the provisions of the applicable Indenture, the applicable Trustee has made an appropriate entry on Schedule 1 to the applicable Master Note identifying the Notes as supplemental obligations thereunder and the Notes have been delivered to and paid for by the Selling Agents pursuant to this Agreement, the Notes will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(x) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Base Prospectus fairly presents the information called for, and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto, in all material respects.

(b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

(c) Representations, Warranties, Covenants and Agreements All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION VII. Additional Covenants of the Company

(a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company made to the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the applicable Disclosure Package and the Prospectus, each as amended and supplemented to each such time and to the applicable Disclosure Package at the applicable Initial Sale Time relating thereto in respect of such Notes).

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(b) Subsequent Delivery of Certificates. Except as otherwise provided in Section III(o) hereof, each time:

(i) the Company accepts a Terms Agreement requiring such updating provisions;

(ii) the Company files with the SEC an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

(iii) if required by the Agents after the Registration Statement, any Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Agents a certificate of the Company, signed by a duly authorized officer of the Company dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section II(d) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to, as applicable, the Registration Statement, the applicable Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section II(d) hereof, modified as necessary to relate to the Registration Statement, the applicable Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c) Subsequent Delivery of Legal Opinions. Except as otherwise provided in Section III(o) hereof, each time:

(i) the Company accepts a Terms Agreement requiring such updating provisions;

(ii) the Company files with the SEC an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

(iii) if required by the Agents after the Registration Statement, any Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes),

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the Company shall furnish or cause to be furnished forthwith to the Agents and counsel to the Agents the written opinions of McGuireWoods LLP, counsel to the Company, and the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Agents, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section II(c)(1) hereof, but modified, as necessary, to relate to, as applicable, the Registration Statement, the applicable Disclosure Package (including, if applicable, any Permitted Free Writing Prospectuses) and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinions to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the applicable Disclosure Package (including, if applicable, any Permitted Free Writing Prospectuses) and the Prospectus as amended and supplemented).

(d) Subsequent Delivery of Comfort Letters. Except as otherwise provided in Section III(o) hereof, each time:

(i) the Company accepts a Terms Agreement requiring such updating provisions;

(ii) the Company files with the SEC an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

(iii) if required by the Agents after the Registration Statement or the Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the 1933 Act, the Company shall cause PricewaterhouseCoopers forthwith to furnish the Agents a letter (which may refer to letters previously delivered to the Agents), dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the SEC, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section II(e) hereof but modified to relate to, as applicable, the Registration Statement, the applicable Disclosure Package and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of Section II(e) hereof with such changes as may be necessary to reflect changes in the financial statements and other information derived from the

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accounting records of the Company; provided, however, that if the Registration Statement, the applicable Disclosure Package or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement. If any other information included therein is of an accounting, financial or statistical nature, the Agents may request procedures be performed with respect to such other information. If PricewaterhouseCoopers is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by PricewaterhouseCoopers hereunder shall be provided as soon as reasonably practicable after the filing of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, within a reasonable time of a request made pursuant to subparagraph (iii) hereof or on the date specified in an applicable Terms Agreement.

SECTION VIII. Indemnification

(a) Indemnification of the Selling Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Agent and such controlling person may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, including any information deemed to be a part thereof pursuant to Rule 430B under the 1933 Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the applicable Disclosure Package or the Prospectus, or any amendment or supplement thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such Agent and controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion in the Registration Statement, the applicable Disclosure Package or the Prospectus or any amendment or supplement thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees. The indemnity agreement set forth in this Section VIII(a) will be in addition to any liability which the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of its

23

officers who signs the Registration Statement and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for inclusion in the Registration Statement, the applicable Disclosure Package or the Prospectus or any amendment or supplement thereof. The Company acknowledges that (i) the names of the Agents in the Base Prospectus or the applicable Pricing Supplement, (ii) the sentences relating to concessions and reallowances under the heading “Plan of Distribution and Conflicts of Interest” in the Base Prospectus, (iii) the paragraph related to stabilization and syndicate covering transactions in the Base Prospectus under the heading “Plan of Distribution and Conflicts of Interest,” and (iv) as to any Company Free Writing Prospectus, any statements specifically identified by an Agent to the Company in writing prior to the distribution of such document, constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereof. The indemnity agreement set forth in this Section VIII(b) will be in addition to any liabilities the Agents may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section VIII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section VIII, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under Sections VIII(a) and (b) hereof except to the extent, if any, that such failure materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section VIII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Agents in the case of paragraph (a), representing the indemnified parties under paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

24

(d) Contribution. To provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections VIII(a) and (b) hereof is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds of policy or otherwise, the Company and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Agents may be subject in such proportion so that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent bears to the total sales price from the sale of Notes sold to or through the Agents to the date of such liability, and the Company is responsible for the balance. However, if the allocation provided by the foregoing sentence is not permitted by applicable law, the Company and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Agents may be subject in such proportion to reflect the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding anything to the contrary contained herein, (i) in no case shall an Agent be responsible for any amount in excess of the commissions and underwriting discounts received by such Agent in connection with the Notes sold by it from which such losses, liabilities, claims, damages and expenses arise and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section VIII, each person who controls any Agent within the meaning of the 1933 Act shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

25

(e) Settlements. The indemnifying party under this Section VIII shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION IX. Termination

The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time. The Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement attached hereto as Exhibit E. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than five (5) business days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than five (5) business days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement, any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which is such as to make it, in the judgment of the Purchasing Agent or such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (ii) since the date of such agreement, trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, (iii) a material disruption in the commercial banking or securities settlement or clearance services in the United States has occurred or a banking moratorium shall have been declared by Federal or New York State authorities, (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on

26

the financial markets of the United States the effect of which is such as to make it, in the judgment of the Purchasing Agent or such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (v) since the date of such agreement (a) a downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the SEC for purposes of Section 3(a)(62) of the Exchange Act, or (b) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, Sections III(c) and (f), Section VIII and Section XII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III, Section IV(b) and Section V hereof shall also survive until time of delivery.

In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred by such Agent, and the Company shall remain responsible for such other expenses set forth in Section XIII hereof.

SECTION X. Notices

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), electronic mail (confirmed by telephone within 48 hours of transmission) or registered mail to such Agent at its address, facsimile number or electronic mail address (as applicable) set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by facsimile transmission (confirmed in writing) or registered mail to the Company at the address, facsimile number or electronic mail address (as applicable) specified below. All such notices shall be effective on receipt.

If to the Company:

Bank of America Corporation

Bank of America Corporate Center

NC1-007-06-11

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: Corporate Treasury – Global Funding Transaction Management

Telephone: (866) 607-1234

Fax: (704) 548-5999

Email: tmtreasuryfunding@bankofamerica.com

27

With copies to:

Bank of America Corporation

Bank of America Corporate Center

Legal Department

NC1-027-20-05

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: General Counsel

Fax: (704) 386-1670

and

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Attention: Richard W. Viola

Telephone: (704) 343-2149

Fax: (704) 343-2300

Email: rviola@mcguirewoods.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

SECTION XI. No Fiduciary Duties, Parties

This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

The Company acknowledges and agrees that: (i) each purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering prices of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Agent is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other

28

matters) and no Agent has any obligation to the Company with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Agents, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Agents with respect to any breach or alleged breach of fiduciary duty.

SECTION XII. Governing Law; Counterparts

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the County of New York, New York, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

SECTION XIII. Expenses

The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation, printing, delivery to the Agents and filing of the Registration Statement as originally filed and any amendments thereto, the Prospectus and any amendments or supplements thereto, any Pricing Supplement and any Company Free Writing Prospectus; (ii) the preparation, filing and reproduction of this Agreement; (iii) the preparation, issuance and delivery of the Notes to the Agents, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes and the Agents and the fees and expenses of any transfer agent or trustee for the Notes; (iv) the fees and expenses of counsel to any such transfer agent or trustee; (v) the fees and disbursements of the Company’s accountants and counsel; (vi) the reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby; (vii) the qualification of the Notes under state securities or insurance laws, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation, printing, reproduction and delivery to the Agents of any survey of the U.S. state securities laws governing the offering

29

of the Notes; (viii) the fees and expenses, if any, of FINRA; (ix) the preparation, printing, reproduction and delivery to the Agents of copies of the Indentures and all supplements and amendments thereto; (x) any fees charged by rating agencies for the rating of the Notes; (xi) the fees and expenses of any depository and any nominee thereof in connection with the Notes; (xii) if applicable, with prior Company approval, the fees and expenses incurred in connection with the listing of the Notes on any securities exchange; and (xiii) the cost of providing any CUSIP or other securities identification numbers for the Notes.

***

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he or she has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

BANK OF AMERICA CORPORATION

By:
Name:
Title:

Confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Agent

By:
Name:
Title:

INCAPITAL LLC, as Purchasing Agent

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC., as Agent

By:
Name:
Title:

MORGAN STANLEY & CO. LLC, as Agent

By:
Name:
Title:

WELLS FARGO ADVISORS, LLC, as Agent

By:
Name:
Title:

ANNEX A

AGENT CONTACT INFORMATION

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY-050-12-01

New York, NY 10020

Attention: High Grade DCM Transaction Management/Legal

Telephone: (646) 855-0724

Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, IL 60606

Attention: Debt Capital Markets

Fax: (312) 379-3701

Telephone: (312) 379-3750

With a copy to:

Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, IL 60606

Attention: General Counsel

Fax: (312) 379-3701

Telephone: (312) 379-3735

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: Transaction Execution Group

Telephone: (212) 816-1135

Fax: (646) 291-5209

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Telephone: (212) 761-8289

With a copy to:

Morgan Stanley & Co. LLC

1585 Broadway, 4th Floor

New York, NY 10036

Attention: Financing Services Group

Fax: (212) 507-2409

Telephone: (212) 761-8289

Wells Fargo Advisors, LLC

One North Jefferson

H0004-072

St. Louis, MO 63103

Attention: Julie Perniciaro

Telephone: (314) 875-5000

EXHIBIT A

DEALER AGENT PROGRAM

As compensation for the services of the Purchasing Agent hereunder, the Company shall pay the Purchasing Agent a concession payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent, which, unless otherwise agreed between the Company and the Purchasing Agent, will be as follows:

Maturity Ranges	Percentage of Price to Public
9 months to less than 18 months	0.300%
18 months to less than 24 months	0.425%
24 months to less than 30 months	0.550%
30 months to less than 42 months	0.825%
42 months to less than 54 months	0.950%
54 months to less than 66 months	1.250%
66 months to less than 78 months	1.350%
78 months to less than 90 months	1.450%
90 months to less than 102 months	1.550%
102 months to less than 114 months	1.650%
114 months to less than 126 months	1.800%
126 months to less than 138 months	1.900%
138 months to less than 150 months	2.000%
150 months to less than 162 months	2.150%
162 months to less than 174 months	2.300%
174 months to less than 186 months	2.500%
186 months to less than 198 months	2.600%
198 months to less than 210 months	2.700%
210 months to less than 222 months	2.800%
222 months to less than 234 months	2.900%
234 months to less than 360 months	3.000%
360 months or greater	3.150%

A-1

EXHIBIT B

Bank of America Corporation

INTERNOTES®

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

Senior and Subordinated InterNotes®, due nine months or more from date of issue (the “Notes”), are offered on a continuing basis by Bank of America Corporation (the “Company”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Advisors, LLC (collectively, the “Agents”), pursuant to an Amended and Restated Selling Agent Agreement among the Company and the Agents dated [            ], 2015 (the “Selling Agent Agreement”) and one or more terms agreements substantially in one of the forms attached to the Selling Agent Agreement as Exhibit C or such other form as may be agreed upon by the Company and the Purchasing Agent (each, a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”) attached to the Selling Agent Agreement as Exhibit E. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes may be either senior debt or subordinated debt and have been registered with the Securities and Exchange Commission (the “SEC”). The Bank of New York Mellon Trust Company, N.A. is the trustee (the “Trustee”) for both the senior and the subordinated debt under separate amended and restated indentures dated as of July 1, 2001, as may be amended and supplemented from time to time, between the Company and the Trustee (the “Indentures”), covering the Notes. Pursuant to the terms of the Indentures, the Trustee also will serve as authenticating agent, issuing agent and paying agent, unless the Company appoints a different entity for those roles. Pursuant to the Calculation Agency Agreement between the Company and the Trustee, the Trustee will act as calculation agent for the Notes as needed, unless the Company appoints a different entity for that role.

Each series of Notes will be issued in book-entry only form and will be represented by a Master Note (as defined below) held by the Trustee, as custodian for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Each series of Notes will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement), which will be substantially in the applicable form attached as Exhibit D to the Selling Agent Agreement. Owners of beneficial interests in a Master Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the applicable Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Corporate Treasury – Global Funding Transaction Management department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the applicable Indenture, the Selling Agent Agreement, the Base Prospectus, the applicable Disclosure Package and the applicable Pricing Supplement (the applicable Pricing Supplement and the Base Prospectus collectively referred to herein as the “Prospectus”), the relevant provisions of the Notes, the applicable Indenture, the Selling Agent Agreement, the applicable Disclosure Package and the applicable Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the applicable Prospectus in the form most recently filed with the SEC pursuant to Rule 424 under the Securities Act of 1933 Act, as amended (the “1933 Act”), the applicable Master Note (as defined herein) or the applicable Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated August 20, 2002 and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated April 14, 1989 and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:	Each Note will mature on a date (the “Maturity Date”) not less than nine months after the original issue date for such Note. Notes will mature on any date selected by the Purchasing Agent and agreed to by the Company. “Maturity” when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All senior Notes will be represented by a master registered global senior note certificate (the “Master Senior Note”), and all subordinated Notes will be represented by a master registered global subordinated note certificate (the “Master Subordinated Note” and, together with the Master Senior Note, the “Master Notes”). Each Master Note will be dated the date of its authentication by the Trustee.

Each Note will have an original issue date (the “Issue Date”). The Issue Date shall remain the same for all Notes of the applicable series subsequently issued upon transfer, exchange or substitution of an original Note. Additional tranches of an existing series of Notes may have a different Issue Date.

For other variable terms with respect to the Notes, see the Prospectus and the applicable Pricing Supplement.

Identification:	The Company has received from the CUSIP Service Bureau (the CUSIP Service Bureau”) of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to the Notes. The Company will provide or has provided the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to the Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to the Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, the Master Notes will be in fully registered form only without coupons. Each Master Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the applicable Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of beneficial ownership interests in a Master Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such beneficial ownership interests.

Denominations:	Unless otherwise agreed by the Company or specified in the applicable Terms Agreement and/or Pricing Supplement, Notes will be denominated in U.S. dollars and issued in denominations of $1,000 or more (and in multiples of $1,000 in excess of $1,000). DTC entries representing the Notes will be in principal amounts not in excess of $500,000,000 or any other limit set by DTC (the “Permitted Amount”). If a series of Notes has an aggregate principal amount in excess of the Permitted Amount, each DTC book entry for that series will be in the Permitted Amount, or lesser amount representing the remaining principal amount for such series of Notes.

Issue Price:	Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Disclosure Package and the Prospectus relating to such Note.

Interest:	General. Each Note will bear interest in accordance with its terms. Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity.

Each pending deposit message described under Settlement Procedure “C” below will be routed to S&P, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by S&P.

Each Note will bear interest from, and including, its Issue Date at the rate set forth thereon and in the applicable Disclosure Package and Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, in accordance with the terms of such Note. Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, interest or other amounts payable required to be made on a Note on a day which is not a Business Day (other than the Maturity Date) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. However, in the case of a Note that bears interest at a floating rate (each, a “Floating-Rate Note”) that is based on the London interbank offered note (“LIBOR”), if an applicable Interest Payment Date is not a Business Day and the next succeeding Business Day occurs in the next calendar month, then the Interest Payment Date shall be the immediately proceeding Business Day. For any Floating Rate Notes, unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, if an Interest Payment Date (other than the Interest Payment Date falling on the Maturity Date) falls on a day that is not a Business Day, the interest periods and interest reset dates will be adjusted accordingly to calculate the amount of interest payable on the applicable series of Floating Rate Notes. If the Maturity Date of any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest shall accrue on such payment for the period from and after such Maturity Date. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, the Interest Payment Dates for Notes that bear interest at a fixed rate of interest (each, a “Fixed-Rate Note”) will be as follows: (a) for monthly interest payments, the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued; (b) for quarterly interest payments, the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued; (c) for semi-annual interest payments, the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued; and (d) for annual interest payments, the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued.

Interest Payments Dates for a Floating-Rate Note or a Note for which the amount of principal, premium, if any, interest or other amounts payable, if any, is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, commodities, interest rates, inflation rates, stock or other indices or other financial or market measures, formulae or reference assets, or any combination of the foregoing (each, an “Indexed Note”), with interest that resets daily, weekly or monthly shall be a date that occurs in each month (unless, in the case of an Indexed Note, otherwise specified in the applicable Pricing Supplement), as specified in the applicable Pricing Supplement. In the case of a Floating-Rate Note or Indexed Note with interest that resets quarterly, the Interest Payment Date shall be a date that occurs in each third month, as specified in the applicable Pricing Supplement. In the case of a Floating-Rate Note or Indexed Note with interest that resets semi-annually, the Interest Payment Date shall be a date, as specified in the applicable Pricing Supplement, that occurs in each of the two months specified in the applicable Pricing Supplement. In the case of a Floating-Rate Note or Indexed Note with interest that resets annually, the Interest Payment Date shall be a date, as specified in the applicable Pricing Supplement, that occurs the month of each year specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed-Rate Note shall be the first day of the calendar month in which such Interest Payment Date occurs, whether or not such day is a Business Day, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Floating-Rate Note or Indexed Note shall be the fifteenth calendar day immediately preceding such Interest Payment Date, whether or not such day is a Business Day, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of Interest:	Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, interest on the Fixed-Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: (i) the period from October 1, 2015 to April 1, 2016 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note; and (ii) the period from December 3, 2015 to April 1, 2016 equals 3 months and 29 days, or 119 days; the interest payable equals 119/360 times the annual rate of interest times the principal amount of the Note.)

The interest rate on each Floating-Rate Note will be calculated by reference to the specified interest rate basis or formula, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as set forth in the applicable Disclosure Package and Pricing Supplement. The “Spread” is the number of basis points specified by the Company on the Floating-Rate Note to be added to or subtracted from the base rate. The “Spread Multiplier” is the percentage specified by the Company on the Floating-Rate Note by which the base rate is multiplied in order to calculate the applicable interest rate.

Accrued interest on Floating-Rate Notes is calculated by multiplying the principal amount of a Note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the applicable Disclosure Package and Pricing Supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

(a) for Floating-Rate Notes based on the federal funds rate, LIBOR, the prime rate, or any other floating rate other than the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

(b) for Floating-Rate Notes based on the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All dollar amounts used in or resulting from any calculation on Floating-Rate Notes will be rounded to the nearest cent with one-half cent being rounded upward. Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation with respect to a Floating-Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or ..09876545) being rounded to 9.87655% (or .0987655).

Interest on Indexed Notes, to the extent applicable, will be calculated as set forth in the applicable Disclosure Package and Pricing Supplement.

Business Day:	“Business Day” means, unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, any weekday that is (1) not a legal holiday in New York, New York or Charlotte, North Carolina, (2) not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed, and (3) with respect to a Floating-Rate Note based on LIBOR, a London Banking Day. A “London Banking Day” means any day in which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

Payments of Principal and Interest:	Payments of Principal and Interest. Seven (7) days prior to the first and fifteenth (15th) calendar days of each month, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Note on such Interest Payment Date by reference to the daily bond reports published by S&P. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments on the Maturity Date. Seven (7) days prior to the first and fifteenth (15th) calendar days of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Note maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Note on or about the fifth Business Day preceding the Maturity Date of such Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the Maturity Date of any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on any Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by DTC, the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:	The Company and the Agents will discuss, from time to time, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”) or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each series of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by fax or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of Notes:	In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the Maturities of, along with the interest rates to be borne by, each series of Notes that is the subject of the Posting. The Company shall furnish copies of the Prospectus (including any preliminary Pricing Supplement) to the Agents for delivery in connection with soliciting orders, and file such preliminary Pricing Supplement with the SEC not later than the close of business on the date of Posting in accordance with Rule 424(b) under the 1933 Act (or as soon as practicable in accordance with the Selling Agent Agreement). Thereafter, the Purchasing Agent, along with the other Agents and the Selected Dealers, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:	The Purchasing Agent will, no later than 12:00 noon (New York City time) on the seventh calendar day subsequent to the day on which such Posting occurs, or if such seventh calendar day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a “Trade Date”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each series that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular series will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:	Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone, email or facsimile of all offers to purchase Notes received by it, other than those rejected by the Purchasing Agent in whole or in part in the reasonable exercise of its discretion. No order for less than the minimum denomination of the Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular series has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in one of the forms attached to the Selling Agent Agreement as Exhibit D or such other form as may be agreed upon by the Company and the Purchasing Agent) reflecting the terms of such Note and will file such Pricing Supplement with the SEC not later than the close of business on the second Business Day following the Trade Date in accordance with Rule 424(b) under the 1933 Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or fax to the Purchasing Agent and the Trustee by 3:00 p.m. (New York City Time) on the applicable Trade Date. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or fax or overnight express (for delivery by the close of business on the applicable Trade Date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to:
50 Rockefeller Plaza
NY-050-12-01
New York, NY 10020
Attention: High Grade DCM Transaction Management/Legal
Telephone: (646) 855-0724

if to Incapital LLC, to:
200 South Wacker Drive
Suite 3700
Chicago, IL 60606
Attention: Debt Capital Markets
Fax: (312) 379-3701
Telephone: (312) 379-3750

With a copy to:
Incapital LLC
200 South Wacker Drive
Suite 3700
Chicago, IL 60606
Attention: General Counsel
Fax: (312) 379-3701
Telephone: (312) 379-3735

if to Citigroup Global Markets Inc., to
388 Greenwich Street
New York, NY 10013
Attention: Transaction Execution Group
Telephone: (212) 816-1135
Fax: (646) 291-5209

if to Morgan Stanley & Co. LLC, to:
1585 Broadway, 29th Floor
New York, NY 10036
Attention: Investment Banking Division
Telephone: (212) 761-6691
Fax: (212) 507-8999

With a copy to:
Morgan Stanley & Co. LLC
1585 Broadway, 4th Floor
New York, NY 10036
Attention: Financing Services Group
Fax: (212) 507-2409
Telephone: (212) 761-8289

if to Wells Fargo Advisors, LLC, to:
One North Jefferson
H0004-072
St. Louis, MO 63103
Attention: Julie Perniciaro
Telephone: (314) 875-5000

and if to the Trustee, to:
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, FL 32256
Attention: Corporate Trust Department
Email: Christie.leppert@bnymellon.com

For record keeping purposes, one copy of each preliminary and final Pricing Supplement, as so filed, shall also be mailed or faxed to:

Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019-9601
Attention: Anna T. Pinedo, Esq.
Telephone: (212) 468-8179
Fax (212) 468-7900
Email: apinedo@mofo.com

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, will cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer or otherwise will comply with the requirements of Rule 173(a) under the 1933 Act.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:	Subject to “Suspension of Solicitation; Amendment or Supplement” below and unless the Agent or Selected Dealer complies with the requirements of Rule 173(a) under the 1933 Act, if available, the Agents or Selected Dealers will deliver a Prospectus and final Pricing Supplement as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company.

In addition, unless the Agent or Selected Dealer complies with the requirements of Rule 173(a) under the 1933 Act, if available, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the final Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:	The receipt of immediately available funds by the Company in payment for Notes and the issuance of such Notes through the facilities of DTC shall constitute “Settlement” with respect to such Note. All offers accepted by the Company will be settled within one to three (3) Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	In the event of a purchase of Notes by any Agent, as agent, appropriate Settlement details, if different from those set forth below, will be set forth in a terms agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as principal for the Company, shall be as follows:

	A.	After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means (including electronic mail):

		1.	Issue Price and principal amount of the purchase;

		2.	Whether the Notes are Senior or Subordinated;

3.	(a)	Fixed-Rate Notes:

		(i)	Interest Rate,

		(ii)	Interest Payment Dates,

		(iii)	Regular Record Dates, and

		(iv)	Day Count Basis;

	(b)	Floating-Rate Notes:

		(i)	Interest Rate Base,

		(ii)	Initial Interest Rate,

		(iii)	Spread and/or Spread Multiplier, if any,

		(iv)	Interest Reset Dates,

		(v)	Interest Periods,

		(vi)	Interest Payment Dates,

		(vii)	Regular Record Dates,

		(viii)	Index Maturity,

		(ix)	Maximum and Minimum Interest Rates, if any

		(x)	Calculation Agent, and

		(xi)	Day Count Basis;

	(c)	Indexed Notes:

		(i)	Base Rate(s),

		(ii)	Initial Interest Rate,

		(iii)	Spread and/or Spread Multiplier, if any,

		(iv)	Underlying index, credit or formula,

		(v)	Interest (or Other Amounts Payable) Reset Dates(s),

		(vi)	Interest (or Other Amounts Payable) Periods,

		(vii)	Interest (or Other Amounts Payable) Payment Dates(s),

		(viii)	Regular Record Dates, if any,

		(ix)	Maximum and Minimum Interest Rates, if any,

		(x)	Calculation Agent,

		(xi)	Day Count Basis, and

		(xii)	Whether the Notes will be convertible or exchangeable and, if so, the terms of such conversion or exchange;

4.	Price to Public;

5.	Trade Date and original Issue Date;

6.	Settlement Date;

7.	Maturity Date;

8.	Purchasing Agent’s concession determined pursuant to Section IV(a) of the Selling Agent Agreement;

9.	Net proceeds to the Company;

10.	If a Note is redeemable by the Company or repayable by the Noteholder, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(ii) Initial redemption/repayment price (% of par),

(iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date, and

(iv) In the case of Indexed Notes, any other material terms relating to redemption/repayment;

11.	Whether the Note has a Survivor’s Option;

12.	If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

13.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Note;

14.	If a Note is to be listed on a stock exchange, the name of such exchange.

	15.	If a Note has a minimum denomination other than $1,000, such other minimum denomination; and

	16.	Such other terms as are necessary to complete the applicable form of Note.

B.	The Company will confirm the previously assigned CUSIP number to the Note and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by fax or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Master Note representing such Note, will conform with the terms of the applicable Indenture; and (iii) upon delivery of such Note through the facilities of DTC, the aggregate principal amount of all Notes issued under the applicable Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company. The Company will prepare a final Pricing Supplement and deliver copies to the Agents and the Trustee.

C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

	1.	The information received in accordance with Settlement Procedure “A”.

	2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

	3.	Identification of the Note as a Fixed-Rate Note, a Floating-Rate Note or an Indexed Note.

	4.	The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date) (or, in the case of Floating-Rate Notes, which reset daily or weekly, the date five (5) calendar days preceding the Interest Payment Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee, acting as calculation agent).

	5.	The CUSIP number of such Note.

D.	DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E.	Unless otherwise agreed by the parties, the Trustee will make appropriate entries on Schedule 1 of the Master Senior Note or Schedule 1 of the Master Subordinated Note, as applicable, identifying and reflecting the issuance of such Note and shall enter additional information with respect to such Note as indicated on the applicable Schedule 1.

F.	The Trustee will maintain possession of the Master Note representing such Note as custodian for DTC.

G.	The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s concession. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) such Note has been issued through the facilities of DTC and (b) the Trustee is holding the Master Note pursuant to its arrangements and agreements with DTC.

	H.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon concession so credited to their accounts.

	I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

	J.	The Trustee will credit to an account of the Company maintained at Bank of America, N.A. funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

	K.	Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a notice stating that such sale was made pursuant to a registration statement, not later than two (2) business days after the Settlement Date.

	L.	Each Business Day, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the applicable Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “L,” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement

	Procedure	Time

	A	3:00 p.m. on the Trade Date.
	B	4:00 p.m. on the Trade Date.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	11:00 a.m. on the Settlement Date.
	F	11:30 a.m. on the Settlement Date.
	G-H	12:00 p.m. on the Settlement Date.
	I	3:30 p.m. on the Settlement Date.
	J-K	4:00 p.m. on the Settlement Date.
	L	Weekly or at the request of the Company.

NOTE: The Prospectus as most recently amended or supplemented must be filed with the SEC within 48 hours of the Settlement Date. Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes of a series issued or to be issued, the Trustee will make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such series of Notes shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes of a series, the remaining Notes of such series shall remain outstanding and retain the CUSIP number. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

Procedure for Rate Changes:	Each time a decision has been reached to change rates, the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus (including the final Pricing Supplement) as in effect at the time of the suspension (or the notice provided for in Rule 173(a) under the 1933 Act, if available) may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus (including the final Pricing Supplement) (or the notice provided for in Rule 173(a) under the 1933 Act, if available) may not be so delivered.

If the Company decides to amend or supplement the Registration Statement, any Disclosure Package or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the SEC any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the SEC.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT C

TERMS AGREEMENT

Part I: Form of Terms Agreement for Fixed-Rate Notes

            , 20

Bank of America Terms Agreement

Bank of America InterNotes®

The undersigned agrees to purchase the following InterNotes®

Clearing Information:

The terms of such InterNotes® shall be as follows:

CUSIP Number:

Principal Amount:

Issue Price (as % of par):

Commission:

Net Proceeds to Issuer:

Important Dates:

Posting Date:

Trade Date:

Maturity Date:

Coupon Type:

Coupon:

Coupon Payments:

Settlement Date:

Survivor’s Option:

Collateral Type:

Moody’s Rating:

S & P Rating:

Redemption Info:

[Any other terms and conditions agreed to by the Purchasing Agent and the Company, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

Presented by: INCAPITAL LLC
[Name], [date], [time]

Signature

Accepted by: BANK OF AMERICA CORPORATION

Signature

Part II: Form of Terms Agreement for Floating-Rate Notes

            , 20

Bank of America Terms Agreement

Bank of America InterNotes®

The undersigned agrees to purchase the following InterNotes®

Clearing Information:

The terms of such InterNotes® shall be as follows:

CUSIP Number:

Principal Amount:

Issue Price (as % of par):

Commission:

Net Proceeds to Issuer:

Important Dates:

Posting Date:

Trade Date:

Settlement Date:

Maturity Date:

Coupon Type:

Interest Rate Basis:

Initial Interest Rate:

Index Maturity:

Spread to Interest Rate Basis:

Interest Payment Dates:

Interest Reset Dates:

Minimum Interest Amount:

Day Count Basis:

Survivor’s Option:

Collateral Type:

Moody’s Rating:

S & P Rating:

Redemption Info:

Calculation Agent:

[Any other terms and conditions agreed to by the Purchasing Agent and the Company, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

Presented by: INCAPITAL LLC
[Name], [date], [time]

Signature

Accepted by: BANK OF AMERICA CORPORATION

Signature

Part III: Form of Terms Agreement for Indexed Notes

            , 20

Bank of America Terms Agreement

Bank of America InterNotes®

The undersigned agrees to purchase the following InterNotes®

Clearing Information:

The terms of such InterNotes® shall be as follows:

CUSIP Number:

Principal Amount:

Issue Price (as % of par):

Commission:

Net Proceeds to Issuer:

Important Dates:

Posting Date:

Trade Date:

Settlement Date:

Maturity Date:

Coupon Type:

Interest Rate Basis:

Initial Interest Rate:

Index Maturity:

Spread to Interest Rate Basis:

Interest Payment Dates:

Interest Reset Dates:

Minimum Interest Amount:

Day Count Basis:

Survivor’s Option:

Collateral Type:

Moody’s Rating:

S & P Rating:

Redemption Info:

Calculation Agent:

[Any other terms and conditions agreed to by the Purchasing Agent and the Company, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

Presented by: INCAPITAL LLC
[Name], [date], [time]

Signature

Accepted by: BANK OF AMERICA CORPORATION

Signature

Exhibit D

Part I: Form of Pricing Supplement for Fixed-Rate Notes

Filed under Rule 424(b)[(2)][(3)], Registration Statement No. 333-[            ]

[Preliminary][Final] Pricing Supplement No.                          – dated         ,              , 20    (To: Prospectus dated [            ], 2015)

Bank of America Corporation

Bank of America InterNotes®

CUSIP Number	Aggregate Principal Amount	Price to Public	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate

Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

Redemption Information:

Joint Lead Managers and Lead Agents:

Agents:

Offering Dates:

Trade Date:

Settlement Date:

Minimum Denominations/Increments:

Call Description:

Other Terms:

[In the opinion of McGuireWoods LLP, as counsel to Bank of America Corporation (the “Company”), when the trustee has made an appropriate entry on Schedule 1 to the master registered global [senior][subordinated] note that represents the notes (the “Master Note”) identifying the notes offered hereby as supplemental obligations thereunder in accordance with the instructions of the Company and the notes have been delivered against payment therefor as contemplated in this supplement and the related prospectus, all in accordance with the provisions of the indenture governing the notes, such notes will be legal, valid and binding obligations of the Company, subject to the effect of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the notes and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing the notes with respect to the trustee, the legal capacity of natural persons, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the letter of McGuireWoods LLP dated February 27, 2015, which has been filed as an exhibit to the Company’s Registration Statement relating to the notes filed with the Securities and Exchange Commission on February 27, 2015.]

Part II: Form of Pricing Supplement for Floating-Rate Notes

Filed under Rule 424(b)[(2)][(3)] Registration Statement No.333-[            ]

[Preliminary][Final] Pricing Supplement No.                          – dated         ,              , 20     (To: Prospectus dated [            ], 2015)

Bank of America Corporation

Bank of America InterNotes®

CUSIP Number	Principal Amount	Gross Concession	Net Proceeds	Coupon Type	Interest Rate Basis	Index Maturity	Spread to Interest Rate Basis

Maturity Date	Interest Reset Dates	Maximum Interest Amount	Initial Interest Rate	1st Coupon Date	Interest Payment Dates	Day Count Basis

Survivor’s Option	Product Ranking

Redemption Information:

Joint Lead Managers and Lead Agents:

Agents:

Offering Dates:

Trade Date:

Settlement Date:

Minimum Denominations/Increments:

[Initial trades settle flat and clear SDFS: DTC Book-Entry only]

[DTC Number 0235 via RBC Dain Rauscher Inc.]

Calculation Agent:

Other Terms:

[In the opinion of McGuireWoods LLP, as counsel to Bank of America Corporation (the “Company”), when the trustee has made an appropriate entry on Schedule 1 to the master registered global [senior][subordinated] note that represents the notes (the “Master Note”) identifying the notes offered hereby as supplemental obligations thereunder in accordance with the instructions of the Company and the notes have been delivered against payment therefor as contemplated in this supplement and the related prospectus, all in accordance with the provisions of the indenture governing the notes, such notes will be legal, valid and binding obligations of the Company, subject to the effect of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the notes and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing the notes with respect to the trustee, the legal capacity of natural persons, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the letter of McGuireWoods LLP dated February 27, 2015, which has been filed as an exhibit to the Company’s Registration Statement relating to the notes filed with the Securities and Exchange Commission on February 27, 2015.]

Part III: Form of Preliminary Pricing Supplement for Indexed Notes

To be agreed upon by Bank of America and the Agents

Part IV: Form of Final Pricing Supplement for Indexed Notes

To be agreed upon by the Company and the Agents

EXHIBIT E

Master Selected Dealer Agreement

Dear [            ]:

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.

This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1. Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.

2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section or 3(b) hereof, an offering circular). You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3. Offering Materials and Arrangements.

(a) Registered Offerings. In the case of any Offering of Securities that is registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 under the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) under the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) under the Securities Act and (c) is furnished to you for use by Incapital LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price,” the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

4. Representations, Warranties and Agreements.

(a) FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the FINRA or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding. You agree to notify us immediately if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (b) with NASD Rule 2420 (and any successor FINRA Rule) as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

(b) Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any

Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c) Role of Incapital; Legal Responsibility. Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

(d) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

(e) U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

(f) Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

(g) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

(h) Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. You agree that you with comply therewith in connection with a Registered Offering.

(i) Structured Products. You agree that you are familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

(j) New Products. You agree to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.

5. Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any

Offering will terminate at the close of business on the thirtieth (30th) day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding thirty (30) days and in our discretion, whether or not extended, may be terminated at any earlier time.

7. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

9. Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10. Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By:
Name:
Title:

CONFIRMED:             , 20

By:

Name:
(Print name)

Title:

E-9